XI.    CODE OF ETHICS



                                CODE OF ETHICS




     SUMMIT WEALTH MANAGEMENT, INC. DBA HORIZONS FINANCIAL ADVISORS, INC.




I.  INTRODUCTION



A.   FIDUCIARY  DUTY.   This  Code of Ethics is based on the principle that all

employees of the Company and certain  other  persons  have  a fiduciary duty to

place the interest of clients ahead of their own and the Company's.   This Code

of Ethics applies to all "Access Persons" (defined below).  Access Persons must avoid activities, interests, and relationships that might interfere with making decisions in the best interests of the Company's Advisory Clients.



       For purposes of this policy, the following words shall mean:



       "Access  Persons" means all employees, directors, officers, partners  or members of  the  Company,  as  the  case  may be, who (i) have access to nonpublic information regarding Advisory Clients'  purchases or sales of securities,  (ii)  are involved in making securities recommendations  to

       Advisory Clients or  (iii)  have  access to nonpublic recommendations or the  portfolio  holdings of an affiliated  (iv)  all  of  the  Company's directors, officers, members and portfolio management personnel.  Client services personnel  who regularly communicate with Advisory Clients also may be deemed to be Access Persons.



       "Advisory Client" means  any  fund  for  which  the  Company serves as a general  partner,  or  any  person  or  entity  for which it  serves  as investment  adviser,  renders  investment  advice  or  makes  investment decisions.



       "Code"  means  this  policy  as  supplemented  by  other  policies   and

       procedures contained in the Company's Compliance Manual.



       "Reportable Securities" means all securities in which an Access Person has a beneficial interest except: (i) U.S. Government securities, (ii) money market instruments (e.g., bankers' acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short-term debt instruments), (iii) shares of money market funds, (iv) shares and holding in other mutual funds unless the Company acts as the investment advisor to, or the principal underwriter of, the subject fund, and (iv) units of a unit investment trust if the UIT is invested exclusively in unaffiliated mutual funds.


 As fiduciaries, all Access Persons must at all times:



       1. PLACE  THE  INTERESTS  OF ADVISORY CLIENTS FIRST.  All Access Persons

       must scrupulously avoid serving  their  own  personal interests ahead of the interests of the Company's Advisory Clients.  Access Persons may not

       induce  or  cause  an Advisory Client to take action,  or  not  to  take action, for personal  benefit,  rather  than  for  the  benefit  of  the

       Advisory  Client.   For  example, a supervisor or employee would violate

       the policy by causing an Advisory  Client  to  purchase a security he or she owned for the purpose of increasing the price of that security.



       2. AVOID TAKING INAPPROPRIATE ADVANTAGE OF THEIR  POSITION.  The receipt of investment opportunities, perquisites or gifts from  persons  seeking business  with  the  Company  or  its  Advisory Clients, could call into question the exercise of the independent  judgment  of  a Access Person.

       Access  Persons may not, for example, use their knowledge  of  portfolio transactions to profit by the market effect of such transactions.



       3. CONDUCT  ALL PERSONAL SECURITIES TRANSACTIONS IN FULL COMPLIANCE WITH

       THIS  CODE INCLUDING  BOTH  PRE-CLEARANCE  AND  REPORTING  REQUIREMENTS.

       Doubtful  situations  always  should  be  resolved  in favor of Advisory

       Clients.   Technically compliance with the Code's provisions  shall  not automatically  insulate  from  scrutiny  any  securities transactions or actions that indicate a violation of the Company's fiduciary duties.



B.  APPENDICES TO THE CODE.  The Code shall be supplemented  by  the Compliance

Manual  in  its  entirety,  specifically  including,  without  limitation,  the following  Sections,  each  of  which is specifically included in the  Code  by reference.

       1.    Section V:  Fiduciary Capacity;

       2.    Section X.  Principal/Agency Transactions;

       3.    Section XII: Trading/Prohibited Transactions;

       4.    Section XIII:  Personal Securities Transactions; and

       5.    Section XIV:  Insider Trading.




ITEM 1.  II.  OTHER DUTIES




A.  CONFIDENTIALITY.  Access Persons  are prohibited from revealing information relating to the investment intentions,  activities  or  portfolios  of Advisory

Clients  except  to  person  whose  responsibilities  require knowledge of  the information.



B.  GIFTS.  The following provisions on gifts apply to Access Persons:



       1.  ACCEPTING GIFTS.  On occasion, because of their  position  with  the

       Company,  Access  Persons  may be offered or may receive without notice,

       gifts from clients, brokers,  vendors  or  other persons.  Acceptance of

       extraordinary or extravagant gifts is prohibited.   Any  such gifts must

       be  declined  and  returned  in  order  to  protect  the reputation  and integrity of the Company.  Gifts of nominal value (i.e.,  a  gift  whose reasonable  value,  alone  or in the aggregate, is not more than $100 in any twelve month period), customary business meals, entertainment (e.g.,

       sporting events), and promotional items (i.e., pens, mugs, T-shirts) may be accepted.  All gifts received  by an Access Person that might violate this Code must be promptly reported to the CCO.


       2. SOLICITATION OF GIFTS.  Access Persons are prohibited from soliciting gifts of any size under any circumstances.


       3. GIVING GIFTS.  Access Persons may  not  give any gift with a value in excess  of  $100  (per year) to an Advisory Client  or  persons  who  do business with, regulate,  advise  or render professional services to the

       Company.

C.  COMPANY OPPORTUNITIES.  Access Persons  may  not take personal advantage of any opportunity properly belonging to any Advisory Client or the Company.  This includes, but is not limited to, acquiring Reportable  Securities for one's own account that would otherwise be acquired for an Advisory Client.


D.  UNDUE INFLUENCE.  Access Persons shall not cause or  attempt  to  cause any

Advisory  Client  to purchase, sell or hold any security in a manner calculated to create any person  benefit to such Access Person.  If a Access Person stands to materially benefit from  an  investment decision for an Advisory Client that the Access Person is recommending  or  participating in, the Access Person must disclose to those persons with authority  to  make investment decisions for the

Advisory  Client the full nature of the beneficial  interest  that  the  Access

Person has  in  that  security, any derivative security of that security or the security issuer, where  the  decision  could  create  a material benefit to the

Access Person or the appearance of impropriety.  The person  to whom the Access

Person  reports  the  interest,  in  consultation with the CCO, must  determine whether  or  not the Access Person will  be  restricted  in  making  investment decisions in respect of the subject security.


E.  REPORTING,  REVIEW  AND  RECORDKEEPING.  All violations of the Code must be

reported  promptly  to the CCO.   The  CCO  shall  periodically  review  Access

Persons' personal trading  reports  and  otherwise  take  reasonable  steps  to monitor  compliance  with,  and  enforce,  this  Code of Ethics.  The CCO shall maintain in the Company's files (i) a current copy of the Code, (ii) records of violations and actions taken as a result of the violations, (iii) copies of all

Access Persons' written acknowledgement of receipt  of the Code, (iv) copies of the quarterly and annual compliance certificates required by the Code.


F.   SANCTIONS.   If the CCO determines that a Access Person  has  committed  a violation of the Code,  the Company may impose sanctions and take other actions as it deems appropriate,  including  a letter of caution or warning, suspension of personal trading privileges, suspension  or termination of employment, fine,

civil  referral  to  the  SEC and, in certain cases,  criminal  referral.   The

Company may also require the  offending  Access Person to reverse the trades in question, forfeit any profit or absorb any  loss  derived  therefrom  and  such forfeiture  shall  be  disposed  of in a manner that shall be determined by the

Company in its sole discretion.  Failure  to  timely  abide  by  directions  to reverse  a  trade or forfeit profits may result in the imposition of additional sanctions.

G.  EXCEPTIONS.   Exceptions  to  the  Code  will  rarely, if ever, be granted.

However, the CCO may grant an occasional exception on a case-by-case basis when

the  proposed  conduct  involves  negligible  opportunities   for  abuse.   All

exceptions  shall  be  solicited  and issued in writing.  No reports  shall  be required under this Code for (i) transactions effected pursuant to an automatic investment plan and (ii) securities  held  in  accounts  over  which the Access

Person has no direct control.


H.   COMPLIANCE  CERTIFICATION.   All  Access  Persons shall sign a certificate

promptly upon becoming employed or otherwise associated  with  the Company that evidences  his  or  her  receipt  of this Code of Ethics and submit a  complete

report of the Access Person's securities  holdings.   See  Exhibit XIII-B.  All

Access Persons shall submit to the CCO, no later than 30 days  after  the close of each quarter, in the form proscribed by the Company for this purpose, a list of  all  personal  transactions in Reportable Securities.  During the month  of

(Insert Month), all  Access  Persons  will be required to certify on the Annual

Certification of Compliance With the Code  of  Ethics  form  attached  to  this

Section XI as Exhibit XI-A.




                                 EXHIBIT XI-A




             ANNUAL CERTIFICATION OF COMPLIANCE WITH THE COMPANY'S

        PERSONAL SECURITIES TRANSACTIONS DISCLOSURE AND CODE OF ETHICS





I  certify  that  during  the  year  ended  as  of  the  date written below, in

accordance  with  Section  XIII:   Personal  Securities  Transactions   of  the

Compliance Manual and the Company's Code of Ethics:



1. I have fully disclosed all securities holdings in which I have, or a member of my immediate family has, a beneficial interest.

2. I have obtained pre-clearance for all securities transactions in which I have, or an immediate member of my family has, a beneficial interest except for transactions exempt from pre-clearance or for which I have received an exception in writing from the CCO.

3.     I  have  reported  all  securities  transactions in which I have, or any member  of my immediate family has, a  beneficial  interest  except  for transactions  exempt  from pre-clearance or for which I have received an exception in writing from the CCO.


4.     I have complied with the Code of Ethics in all other respects.




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Dated: _________________________________, 200_